Exhibit 1-b



                             SBC COMMUNICATIONS INC.

                                 PREFERRED STOCK

                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------

                                                    (date)

To the Representative(s)
  named in Schedule I
  hereto of the Underwriters
  named in Schedule II hereto

Dear Sirs:

     SBC Communications Inc., a Delaware corporation (the "Company"), may issue and sell from time to time shares of its preferred stock registered under the registration statement referred to in Paragraph 1(a) hereof (the "Securities", and individually a "Security"). The Securities will be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices, as to whether depositary shares will be offered and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as representative(s) (the "Representative"), a series of Securities with the terms and in the aggregate principal amount specified in Schedule I hereto (the "Underwritten Securities" and, individually, an "Underwritten Security").

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement on Form S-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has become effective. As used in this Agreement, (i) "Registration Statement" means that registration statement, as amended or supplemented to the date hereof (including all documents incorporated therein by reference); (ii) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in that Registration Statement, or amendments thereto or supplements thereof, before it became effective under the Securities Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and

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     Regulations; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iv) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Underwritten Securities, as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) or (c) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus.

          (b) The Registration Statement and each Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 3(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under such Acts; and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 3(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for use therein.

          (c) The Company is not in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Underwritten Securities will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its material subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Securities Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

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          (d) Except as described in or contemplated by the Registration
     Statement and the Prospectus, there shall have not occurred any changes or any development involving a prospective change, or affecting particularly the business or properties of the Company or its subsidiaries which materially impairs the investment quality of the Underwritten Securities since the dates as of which information is given in the Registration Statement and the Prospectus.

          (e) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (f) The Underwritten Securities have been duly authorized and, when the Underwritten Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Underwritten Securities will have been validly issued, fully paid and nonassessable and will constitute legally binding obligations of the Company; and the Underwritten Securities will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Underwritten Securities.

          ( ) [If the Underwritten Securities are convertible into Common Stock:
     When the Underwritten Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), such Underwritten Securities will be convertible into Common Stock of the Company in accordance with their terms; the shares of Common Stock initially issuable upon conversion of such Underwritten Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.]

          ( ) [If the Underwritten Securities are convertible into debt securities of the Company: When the Underwritten Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), such Underwritten Securities will be convertible into debt securities of the Company in accordance with their terms; the Indenture under which the debt securities will be issued will have been duly authorized and duly qualified under the Trust Indenture Act; the debt securities

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     initially issuable upon conversion of such Underwritten Securities have been duly authorized; and, when the Underwritten Securities have been delivered upon such conversion, the Indenture will have been duly executed and delivered and will conform to the description thereof in the Prospectus; such debt securities will have been duly executed authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture, and such debt securities, when issued upon such conversion, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.]

               [Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Underwritten Securities.]

               [There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.]

          (g) The Underwritten Securities have been approved for listing on the stock exchange indicated in Schedule I hereto, subject to notice of issuance.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) Except as described in the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which is reasonably expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement.

          (j) The financial statements filed as part of the Registration Statement or included in any Preliminary Prospectus or the Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by

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     reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 3(c) hereof, fairly, the consolidated financial condition and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 3(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as described in the notes thereto).

          (k) The documents incorporated by reference into any Preliminary Prospectus or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 3(c) hereof, prepared by the Company in conformity with the applicable requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 3(c) hereof, timely filed as required thereby.

          (l) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

     2. Purchase and Offering of Underwritten Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and subject to the other terms set forth in this Agreement and Schedule I hereto, the principal amount of the Underwritten Securities set forth opposite its name in Schedule II hereto.
Schedule I hereto will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representative and the Company agree as the time for payment and

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delivery, being herein and in Schedule I hereto referred to as the "Closing
Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Underwritten Securities, including, but not limited to, dividend rate, redemption provisions, any sinking fund requirements, and whether any depositary shares will be offered. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Underwritten Securities sold pursuant to the offering. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

     The certificates for the Underwritten Securities delivered to the Underwriters on the Closing Date will be in definitive form, in such denominations and registered in such names as the Representative requests.

     The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

     3. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) The Company will furnish promptly to the Representative and to counsel for the Underwriters, signed copies of the Registration Statement as originally filed, including all exhibits and each amendment and supplement thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

          (b) The Company will deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

          (c) During any period when a Prospectus relating to the Underwritten Securities is required by law to be delivered, the Company will not file any amendment of the Registration Statement nor will the Company file any amendment or supplement to the Prospectus (except for (i) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Underwritten Securities), unless the Company has furnished the Representative a copy of such proposed amendment or supplement for

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     its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, the Company will cause the Prospectus and any amendment or supplement thereto to be filed with the Commission as required pursuant to Rule 424 under the Securities Act. The Company will promptly advise the Representative (i) when the Prospectus or any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly (upon filing thereof) furnish the Representative a copy of any amendment or supplement to the Prospectus or Registration Statement not furnished to the Representative for prior review pursuant to exceptions (i) or (ii) of the first sentence of this subsection (c). The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (d) If, at any time when a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or to supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representative of the happening of such event, (ii) prepare and file with the Commission, subject to the first sentence of Paragraph 3(c), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented prospectus to the Representative in such quantities as the Representative may reasonably request.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company, which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

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          (f) During a period of five years after the date hereof, the Company will furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder to the extent that such documents are not available on the Commission's website.

          (g) The Company will endeavor to qualify the Underwritten Securities for sale and arrange for the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (h) The Company will pay the costs incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for the costs incident to the authorization, issuance and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of producing this Agreement; fees paid to rating agencies in connection with the rating of the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Underwritten Securities as an investment (including fees of counsel to the Underwriters); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 7 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters.

          (i) Until the termination of the offering of the Underwritten Securities, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

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          (j) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any series of preferred stock issued or guaranteed by the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the time of execution of this Agreement and ending the number of days after the Closing Date specified under "Blackout" in Schedule I hereto.

          [If the Underwritten Securities are convertible into Common Stock: The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the time of execution of this Agreement and ending the number of days after the Closing Date specified under "Blackout" in Schedule I hereto, except [issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement or the exercise of any other employee stock options outstanding on the date of this Agreement or] issuances of Common Stock pursuant to the Company's dividend reinvestment plan.]

     4. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date of this Agreement and on the Closing Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

          (a) At or before the Closing Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission or its staff as to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus (or any document incorporated by reference therein) that shall have been disapproved by the Representative.

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          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement, and the transactions contemplated hereby and thereby shall be satisfactory in all respects to Sullivan & Cromwell, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) The Senior Executive Vice President and General Counsel to the Company shall have furnished to the Representative his opinion addressed to the Underwriters and dated the Closing Date, as counsel, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; and each of the Company and its material subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

              (ii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority, body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus describing any legal proceedings or material contracts or agreements

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                    relating to the Company or any of its subsidiaries fairly
                    summarize such matters; the Underwritten Securities conform to the descriptions thereof contained under the following (or comparable) captions of the Prospectus: "Description of Securities" and "Plan of Distribution";

             (iii) the Underwritten Securities have been duly authorized and, when delivered and paid for in accordance with this Agreement on the Closing Date, such Underwritten Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Underwritten Securities;

               ( )  [If the Underwritten Securities are convertible into
                    Common Stock: the Underwritten Securities are convertible into Common Stock of the Company in accordance with its terms, and the shares of Common Stock initially issuable upon conversion of the Underwritten Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock;]

               ( ) [If the Underwritten Securities are convertible into debt securities of the Company: The Underwritten Securities are convertible into debt securities of the Company in accordance with their terms; the Indenture under which the debt securities will be issued has been duly authorized and duly qualified under the Trust Indenture Act; the debt securities initially issuable upon conversion of such Underwritten Securities have been duly authorized; the Indenture has been duly executed and delivered and conforms to the description thereof in the Prospectus; and the debt securities conform to the description thereof contained in the Prospectus and, when duly executed, authenticated, issued and delivered upon such conversion, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;]

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              (iv)  the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective or at the date of this Agreement or at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date of this Agreement or at the Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

              (vi) no order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Underwritten Securities; and

             (vii) neither the execution and delivery of this Agreement, the issue and sale of the Underwritten Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its material subsidiaries is

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

                    a party or by which the Company, any such subsidiary or any of their assets is bound, or any order or regulation known to such counsel to be applicable to the Company or any such subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any such subsidiary.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, upon the opinion of other counsel of good standing believed to be reliable, provided that such counsel states in such opinion that such counsel and the Representative are justified in relying upon the opinion of such other counsel, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

     In rendering such opinion with respect to clause (vi) above, insofar as it relates to regulatory authorities in the states in which the Company or any material subsidiary operates, such counsel may rely on the opinions of local counsel satisfactory to such counsel.

          (e) The Representative shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Underwritten Securities, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Company shall have furnished to the Representative a certificate signed by its Chairman of the Board or its President or a Senior Vice President and its Treasurer or an Assistant Treasurer stating that after reasonable investigation and to the best of their knowledge:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Underwritten Securities hereunder; and the conditions set forth in subsections (a) and (b) of this Paragraph 4 have been fulfilled;

              (ii) as of the date of the Prospectus, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

             (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company or its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (g) The Company shall have furnished to the Representative (i) a letter of the Company's independent auditors, addressed to the Board of Directors of the Company and the Underwriters and dated the later of the effective date of the Registration Statement or the date of the filing of the Company's latest Annual Report on Form 10-K, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 49 and covering such financial statement items as counsel for the Underwriters may reasonably have requested and (ii) a letter of the Company's independent auditors, addressed to the Underwriters and dated the Closing Date, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter referred to in subclause (i) above and confirming in all material respects the conclusions and findings set forth in such prior letter.

          (h) No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representative.

     5. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

          (b) Each Underwriter shall indemnify and hold harmless the Company, each of their directors, each of their officers who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

          (c) Promptly after receipt by an indemnified party under this Paragraph 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 5, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Paragraph 5(a) or 5(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representative in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

          (d) If the indemnification provided for in this Paragraph 5 shall for any reason be unavailable to an indemnified party under Paragraph 5(a) or 5(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities and the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 5(d) shall be deemed to include, for purposes of this Paragraph 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 5(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The agreements contained in this Paragraph 5 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 3 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     6. Termination of Obligations. The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Underwritten Securities, if, during the period beginning on the date hereof to and including the Closing Date, (a) trading in securities generally on the New York Stock Exchange, Inc. is suspended or materially limited, or (b) a banking moratorium is declared by either Federal or New York State authorities, or (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency the effect of which on the financial markets of the United States is material and adverse and is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the Prospectus, or (d) the Company shall have received notice that any rating of any of the debt securities of the Company [or its preferred stock] shall have been lowered by any nationally recognized statistical rating organization (as defined in Rule 15c3-1 under the Exchange
Act) or any such organization has publicly announced that it has under surveillance or review, with possible negative implications, the ratings of any of the debt securities of the Company [or any of its preferred stock] or (e) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the Representative's reasonable judgment, materially impairs the investment quality of the Underwritten Securities.

     7. Reimbursement of Expenses. If the Company shall fail to tender the Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 8 or Paragraph 6(a)-(d) hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Underwritten Securities and the solicitation of any purchases of the Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Paragraph 8 hereof by reason of the default of one or more Underwriters or pursuant to Paragraph 6(a)-(d) hereof, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.

     8. Default of Underwriters. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in
Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Underwritten Securities if the aggregate principal amount of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 3(h) hereof.

     Nothing contained in this Paragraph 8 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of the Company or the Representative may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     9. Notices. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Representative at its address set forth in Schedule II hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Company at SBC Communications Inc., 175 E.

Houston Street, 7th Floor, San Antonio, Texas 78205-2233, Telecopy Number: (210) 351-3849, Attention of the Senior Vice President, Treasurer, and Chief Financial Officer with a copy to the Senior Executive Vice President and General Counsel, SBC Communications Inc., 175 E. Houston Street, 13th Floor, San Antonio, Texas 78205-2233, Telecopy Number: (210) 351-2298.

     10. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 5 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     11. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

     12. Business Day. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

                                           Very truly yours,

                                           SBC COMMUNICATIONS INC.


                                           By................................
                                                     [Insert title]




The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

[NAME OF REPRESENTATIVE]



       By............................
               [Insert title]


         [For itself and as Representative of
            the several Underwriters named in
            Schedule II to the foregoing
            Agreement.]

                                   SCHEDULE I


UNDERWRITING AGREEMENT dated ______________, 200_.

REGISTRATION STATEMENT NO. 333-______

REPRESENTATIVE[S] AND ADDRESS(ES):




     UNDERWRITTEN SECURITIES:

     TITLE:

     NUMBER OF SHARES:

     DIVIDEND RATE:

     OPTIONAL REDEMPTION:

     SINKING FUND:

     LISTING:  [None.] [ Stock Exchange.] [The Nasdaq Stock Market.]

     DELAYED DELIVERY CONTRACTS:  [None.]

     PURCHASE PRICE: $ per share plus accrued dividends, if any, from , 200 ].

     EXPECTED REOFFERING PRICE: $ per share, subject to change by the [Representative[s]] [Underwriters].

     CLOSING: A.M. on , 200 , at , in New York Clearing House (next day) funds.

     [UNDERWRITER[S'][`S] COMPENSATION: $ payable to the [Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.]

     BLACKOUT:  Until    days after the Closing Date.

     The respective numbers of shares of the Underwritten Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The Underwritten Securities will be made available for checking and
packaging at the office of          at least 24 hours prior to the Closing Date.

                                   SCHEDULE A

     UNDERWRITER                                                  NUMBER OF
                                                                   SHARES
     ..........................................................






                                                                 ------------
Total
     ..........................................................  ============

                                   SCHEDULE II


                   NAME OF UNDERWRITER                                 PRINCIPAL
                                                                          AMOUNT
                                                                      ----------
       ...........................................................   $















                                                                   -------------
               Total ..........................................     $
                                                                   =============
                                       25